Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Announces Fourth Quarter and Year-End 2022 Earnings Release

and Conference Call Schedule

Addison, Texas – January 3, 2023 / Business Wire / – Guaranty Bancshares, Inc. (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A. (the "Bank"), announced today that it will hold a conference call to discuss fourth quarter and year-end 2022 financial results on Tuesday, January 17, 2023 at 10:00 am CST. The related earnings press release will be issued Tuesday, January 17, 2023 at 6:00 am CST.

The conference call will be hosted by Ty Abston, Chairman of the Board and CEO, Cappy Payne, SEVP and CFO, and Shalene Jacobson, EVP and Bank CFO. All conference attendees must register before the call at www.gnty.com/earningscall. The conference materials will be available by accessing the Investor Relations page on our website, www.gnty.com. A recording of the conference call will be available by 1:00 pm CST the day of the call and remain available through January 31, 2023 on our Investor Relations webpage.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is the parent company for Guaranty Bank & Trust, N.A. and has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston and Central Texas regions of the state. As of September 30, 2022, Guaranty Bancshares, Inc. had total assets of $3.29 billion, total loans of $2.27 billion and total deposits of $2.79 billion. Visit www.gnty.com for more information.

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Contact Information:

Cappy Payne
Senior Executive Vice President & CFO
Guaranty Bancshares, Inc.
(888) 572-9881

investors@gnty.com